Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AuthenTec, Inc. of our report dated March 17, 2010 relating to the financial statements , financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in AuthenTec, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Orlando, Florida
January 11, 2011